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FILED AND CERTIFICATE OF
INCORPORATION ISSUED
  SEP 21, 1995

/s/ Rebecca McDowell Cook
-------------------------
    SECRETARY OF STATE

                                                                    Exhibit 3.15

                            ARTICLES OF INCORPORATION
                                       OF

                               PHONETEL II, INC.

     The undersigned, being a natural person of the age of twenty-one (21) years or more, for the purpose of forming a corporation under The General and Business Corporation Law of Missouri, hereby adopts the following Articles of
Incorporation:


                                   ARTICLE I

     The name of the corporation is: PHONETEL II, INC.

                                   ARTICLE II

     The address of its initial registered office in this State is: 168 North Meramec, Suite 400, St. Louis, Missouri 63105; and the name of initial registered agent at such address is: MARK Z. SCHRAIER.

                                   ARTICLE III

     The aggregate number of shares which the corporation shall have authority to issue shall be thirty thousand (30,000), all of which shares shall be common shares of the par value of $.01 Dollar each, amounting in the aggregate to Three Hundred Dollars ($300.00).

                                   ARTICLE IV

     The name and place of residence of the incorporator is as follows:

        NAME                    RESIDENCE

        Mark Z. Schraier        13479 Ladue Farm Road
                                St. Louis, Missouri 63141

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                                  ARTICLE VI.
                                  -----------

                        Elimination of Preemptive Rights
                        --------------------------------

        No shareholder shall have any preemptive right, as such rights are defined by law, to subscribe for, purchase or acquire shares of any class, whether now or hereafter authorized.


                                  ARTICLE VII.
                                  ------------

                          Special Voting Requirements
                          ---------------------------

        Notwithstanding any provision of the Ohio Revised Code now or hereafter in force requiring for any action the vote or consent of the holders of shares entitling them to exercise two-thirds or any other proportion of the voting power of the Corporation or any class or classes of shares thereof, such action may be taken by the vote or consent of the holders of shares entitling them to exercise a majority of the voting power of the Corporation or of such class or classes, unless a greater proportion of said voting power is expressly required by these Articles of Incorporation or the Code of Regulations of the Corporation.


                                 ARTICLE VIII.
                                 -------------

                               Purchase of Stock
                               -----------------

        The Corporation shall have the power by action of its Board of Directors to purchase, hold, sell and transfer shares of its own capital stock.

        The undersigned Incorporator has executed these Articles of Incorporation this 29th day of August, 1995, in accordance with the requirements of Ohio Revised Code Sections 1701.01 to 1701.98, inclusive.



                                                /s/ F. Ronald O'Keefe
                                                -------------------------------
                                                F. Ronald O'Keefe, Incorporator







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                    ORIGINAL APPOINTMENT OF STATUTORY AGENT
                    ---------------------------------------



        The undersigned, being the Incorporator of PhoneTel II, Inc. hereby appoints HL Statutory Agent, Inc. to be statutory agent upon whom any process, notice or demand required or permitted by statute to be served upon the corporation may be served.

        The complete address of the agent is: HL Statutory Agent, Inc., 3300 BP America Building, 200 Public Square, Cleveland, Cuyahoga County, Ohio 44114-2301



Date: August 29, 1995                         /s/ F. Ronald O'Keefe
                                              -------------------------------
                                              F. Ronald O'Keefe, Incorporator


                           ACCEPTANCE OF APPOINTMENT
                           -------------------------


        I, John E. Mellyn, Secretary of HL Statutory Agent, Inc., hereby accept this Appointment as Statutory Agent on behalf of HL Statutory Agent, Inc.



                                              HL Statutory Agent, Inc.

                                              /s/ John E. Mellyn, Jr.
                                              --------------------------------
                                              John E. Mellyn, Jr., Secretary


                                              Date: August 29, 1995